333 North Central Avenue Phoenix, AZ 85004	Financial Contacts:		Media Contact:
	Kathleen L. Quirk (602) 366-8016	David P. Joint (504) 582-4203	Eric E. Kinneberg (602) 366-7994
Freeport-McMoRan
Announces Cost Reduction Plans

PHOENIX, AZ, July 28, 2015 - Freeport-McMoRan Inc. (NYSE: FCX) today announced it has undertaken a comprehensive review of its operating plans in its mining and oil and gas businesses to target significant additional reductions in capital spending and operating and administrative costs in response to weak market conditions for its major products. These plans will also incorporate potential adjustments to mine plans and future copper and molybdenum production volumes to reduce costs and preserve valuable resources for anticipated improved market conditions in the future. The company expects to complete this review promptly and will report its revised plans during the third quarter of 2015.

James R Moffett, FCX’s Chairman, Richard C. Adkerson, Vice Chairman and Chief Executive Officer and James C Flores, Vice Chairman and FM O&G Chief Executive Officer, said, “We are responding aggressively to current market conditions affecting our primary products and to the uncertain global economic outlook. These initiatives are focused on maximizing cash flow in a weak commodity environment and on strengthening the company’s financial position. We appreciate the efforts and dedication of our global organization who are supporting our plans to implement revised operating plans. We have a positive long-term view for our markets, the inherent values in our large asset base and are positioning our company for long-term success.”

As previously reported, FCX has made substantial progress toward the completion of its major mining development projects, which are expected to result in increased near-term production, lower unit costs, declining capital expenditures and growth in free cash flow over the next several quarters and its oil & gas subsidiary filed a registration statement in June 2015 related to a potential initial public offering representing a minority interest in the entity. FCX has a broad set of natural resource assets that provide many alternatives for future actions to enhance its financial flexibility.

FCX is a premier U.S.-based natural resources company with an industry-leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world's largest publicly traded copper producer.

FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America; the Tenke Fungurume minerals district in the DRC; and significant U.S. oil and natural gas assets in the Deepwater GOM, onshore and offshore California and in the Haynesville natural gas shale, and a position in the emerging Inboard Lower Tertiary/Cretaceous natural gas trend onshore in South Louisiana. Additional information about FCX is available on FCX's website at "fcx.com."

Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements, which are all statements other than historical facts, such as statements regarding targeted reductions in capital spending and operating and administrative costs and potential adjustments to mine plans and production volumes. FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated

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in the forward-looking statements include commodity prices, production rates, industry risks, regulatory changes, drilling results, weather- and climate-related risks and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX’s subsequent filings with the SEC.

Investors are cautioned that many of the assumptions on which FCX's forward-looking statements are based are likely to change after its forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may or may not be able to control. Further, FCX may make changes to its business plans that could or will affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in FCX's assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.

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